EXHIBIT 10(iii).6

BALDOR ELECTRIC COMPANY

BONUS PLAN

FOR OFFICERS

Plan Administration

The Board of Directors of the Company has sole responsibility for installation, review, and revision of the Plan and all its provisions, at their discretion, including year-to-year implementation of the plan.

Plan Participants

Participants include the “Officers” of the Company as designated by the Board of Directors. Participation in the Plan does not constitute a guarantee of employment and incentive awards for plan participants whose employment is terminated for any reason may forfeit their rights to the “Bonus”. Participants who retire or go on disability during the plan year will receive a prorated portion of their bonus earned.

Bonus Payment Date

The bonus will be paid in a lump sum as soon as practical after the Company’s financial results for the year have been certified by the outside auditors.

Bonus Formula For The Year

The formula used in the Plan is based on the Company’s Sales and Profit Plan for each year the Plan is implemented. The formula is constructed so a bonus (using the percentage (%) as defined below) of base compensation will be paid on a segment when that segment’s goal of the approved Company Plan is met. The formula for 2007 will have two independent segments made up of two components as specified below.

Bonus Formula

		Plan		Stretch
Segment 1	Sales	$	xxx.xx	$	xxx.xx
	Bonus based on sales goals		5%		5%

Segment 2	Earnings per share	$	x.xx EPS	$	x.xx EPS
	Bonus based on financial performance		5%		5%

Segment 1 – Sales Goals

The sales component will provide 50% of the Bonus Formula. For sales below Plan, 0% is earned. For sales at or above “Plan”, the bonus will be paid on a straight line pro-rata basis up to the percentages indicated as “Stretch.” For sales above “Stretch”, the bonus will be paid on a straight line pro-rata basis based on the ratio of Sales between “Plan” and “Stretch”.

Segment 2 – Financial Performance

The earnings component will provide 50% of the Bonus Formula. For earnings below Plan, 0% is earned. For earnings at or above “Plan”, the bonus will be paid on a straight line pro-rata basis up to the percentages indicated as “Stretch”. For earnings above “Stretch”, the bonus will be paid on a straight line pro-rata basis based on the ratio of earnings between “Plan” and “Stretch”.